Exhibit 10.5

FIFTEENTH AMENDMENT TO CREDIT AGREEMENT

This **FIFTEENTH AMENDMENT TO CREDIT AGREEMENT** (this "***Amendment***"), is dated as of ~~May~~ June 5, 2024, by and among **ALICO, INC.**, a Florida corporation ("***Alico***"), **ALICO-AGRI, LTD.**, a Florida limited partnership ("***Alico-Agri***"), **ALICO PLANT WORLD, L.L.C.**, a Florida limited liability company ("***Plant World***"), **ALICO FRUIT COMPANY, LLC**, a Florida limited liability company ("***Fruit Company***"), **ALICO LAND DEVELOPMENT INC.**, a Florida corporation ("***Land Development***"), **ALICO CITRUS NURSERY, LLC**, a Florida limited liability company ("***Citrus Nursery***", and together with Alico, Alico-Agri, Plant World, Fruit Company and Land Development, each a "***Borrower***" and collectively the "***Borrowers***"), the Guarantors party hereto and **RABO AGRIFINANCE LLC** (formerly known as Rabo Agrifinance, Inc.), a Delaware limited liability company ("***Lender***").

W I T N E S S E T H:

WHEREAS, Borrowers and Lender are parties to that certain Credit Agreement dated as of December 1, 2014, as amended by that certain First Amendment to Credit Agreement and Consent dated as of February 26, 2015, that certain Second Amendment to Credit Agreement dated as of July 16, 2015, that certain Third Amendment to Credit Agreement dated as of September 30, 2016, that certain Consent and Waiver Agreement dated as of December 20, 2016, that certain Fourth Amendment to Credit Agreement dated as of September 6, 2017, that certain Fifth Amendment to Credit Agreement dated as of October 30, 2017, that certain Sixth Amendment, Consent and Waiver to Credit Agreement dated as of July 18, 2018, that certain Seventh Amendment to Credit Agreement dated as of September 26, 2018, that certain Eighth Amendment and Waiver to Credit Agreement dated as of August 29, 2019, that certain Ninth Amendment and Waiver to Credit Agreement dated as of June 26, 2020, that certain Tenth Amendment to Credit Agreement dated as of August 25, 2020, that certain Eleventh Amendment to Credit Agreement and Consent dated as of January 7, 2021, that certain Twelfth Amendment to Credit Agreement dated as of November 19, 2021, that certain Thirteenth Amendment to Credit Agreement dated as of October 27, 2022, and that certain Fourteenth Amendment to Credit Agreement dated as of December 15, 2023 (as may be further amended, restated, supplemented or otherwise modified from time to time, the "***Credit Agreement***"); and

WHEREAS, Borrowers have requested that Lender amend the Credit Agreement as more fully set forth herein, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

1. Amendments to Credit Agreement.

(a) Section 6.4 of the Credit Agreement, **Dispositions**, is hereby modified and amended by deleting clause (m) thereof in its entirety and inserting in lieu thereof the following:

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"(m) Dispositions not otherwise permitted under this Section 6.4; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, and (ii) the aggregate fair market value of all property Disposed of in reliance on this clause shall not exceed (A) $45,000,000 in the Fiscal Year ended September 30, 2018, (B) $16,000,000 in the Fiscal Year ended September 30, 2019, (C) (l) if the State of Florida Land Sale 2020 is consummated during the Fiscal Year ended September 30, 2020, $37,000,000 in such Fiscal Year, or (2) if the State of Florida Land Sale 2020 is not consummated during the Fiscal Year ended September 30, 2020, $10,000,000 in such Fiscal Year, (D) $65,000,000 in the Fiscal Year ended September 30, 2021 in connection with the sale of non-citrus ranch land, (E) for the Fiscal Year ended September 30, 2022, an aggregate amount equal to (l) $10,000,000, plus (2) solely to the extent such Dispositions are for the sale of non-citrus ranch land, an additional $50,000,000, (F) for the Fiscal Year ended September 30, 2023, an aggregate amount equal to (l) $15,000,000, plus (2) solely to the extent such Dispositions are for the sale of non-citrus ranch land, an additional $50,000,000, (G) for the Fiscal Year ended September 30, 2024, an aggregate amount equal to (l) $15,000,000, plus (2) solely to the extent such Dispositions are for the sale of non-citrus ranch land, an additional $80,000,000, plus (3) if the Hendry County Land Sale is consummated during such Fiscal Year, an additional $10,400,000, (H) for the Fiscal Year ended September 30, 2025, an aggregate amount equal to (l) $15,000,000, plus (2) if the Hendry County Land Sale is consummated during such Fiscal Year, an additional $10,400,000, and (I) $15,000,000 in the Fiscal Year ended September 30, 2026 and each Fiscal Year thereafter." 2. No Other Amendments. Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any right, power or remedy of Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower and each Guarantor hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification ofthe Credit Agreement or any of the other Loan Documents or a course of dealing with Lender at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Each Borrower and each Guarantor acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein. ACTIVE 698763559v2 2

3. Representations and Warranties. In consideration of the execution and delivery of this Amendment by Lender, each Borrower and each Guarantor hereby represents and warrants in favor of Lender as follows: (a) The execution, delivery and performance by each Borrower and each Guarantor of this Amendment (i) are all within such Borrower's corporate, limited liability company or other similar powers, as applicable, (ii) have been duly authorized, (iii) do not require any consent, authorization or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority or any other Person, except for such as have been obtained or made and are in full force and effect, (iv) will not violate any applicable law or regulation or the Organizational Documents of such Borrower or Guarantor, (v) will not violate or result in a default under any material agreement binding upon such Borrower or Guarantor, (vi) will not conflict with or result in a breach or contravention of, any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or Guarantor is a party or affecting such Borrower or Guarantor or their respective properties, and (vii) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of such Borrower or Guarantor or any of their respective properties; (b) This Amendment has been duly executed and delivered by each Borrower and each Guarantor, and constitutes the legal, valid and binding obligations of each such Borrower or Guarantor enforceable against each Borrower and each Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (c) As of the date hereof and after giving effect to this Amendment, the representations and warranties made by or with respect to any Borrower or Guarantor under the Credit Agreement (as amended by this Amendment) and the other Loan Documents, are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or as to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof, both before and immediately after giving effect to this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or as to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date; (d) Immediately after giving effect hereto, no event has occurred and is continuing which constitutes a Default or an Event of Default or would constitute a Default or an Event of Default but for the requirement that notice be given or time elapse or both; and ACTIVE 698763559v2 3

(e) No Borrower or Guarantor has knowledge of any challenge to Lender's claims arising under the Loan Documents, or to the effectiveness of the Loan Documents. 4. Effectiveness. This Amendment shall become effective as of the date set forth above (the "Amendment Effective Date") upon Lender's receipt of each of the following, in each case in form and substance satisfactory to Lender: (a) this Amendment duly executed by each Borrower, Guarantor and Lender; (b) the payment of all reasonably estimated fees, charges and disbursements required to be paid pursuant to this Amendment or Section 9.3 of the Credit Agreement to Lender to the extent invoiced on or prior to the Amendment Effective Date; and (c) all other documents, certificates, reports, statements, instruments or other documents as Lender may reasonably request. 5. Costs and Expenses. Each Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and out-of-pocket expenses of counsel for Lender with respect thereto). 6. Affirmation of Guaranty/Loan Documents. Each Obligor hereby acknowledges that as of the date hereof, the security interests and liens granted to Lender under the Loan Documents are in full force and effect and are enforceable in accordance with the terms of the applicable Loan Documents and will continue to secure the Obligations. Additionally, by executing this Amendment, each Guarantor hereby acknowledges, consents and agrees that all of its obligations and liability under the Guaranty Agreement and all other Loan Documents to which such Guarantor is a party remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under such Guaranty Agreement and all other Loan Documents. 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. 8. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof' or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", thereof' or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. ACTIVE 698763559v2 4

9. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Florida with respect to agreements made and to be performed wholly in the State of Florida and shall be construed, interpreted, performed and enforced in accordance therewith. 10. Final Agreement. This Amendment represents the final agreement between Borrowers, Guarantors and Lender as to the subject matter hereofand may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. 11. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes. [Remainder of this page intentionally left blank.] ACTIVE 698763559v2 5

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written. BORROWERS: ALICO, INC., a Florida corporation By: Na e: John E. Kiernan Titl : Chief Executive Officer and President ALICO-AGRI, LTD., a Florida limited partnership By: Alico, Inc., a Florida corporation, its General Partner By: Nam . John E. Kiernan Title: Chief Executive Officer and President ALICO PLANT WORLD, L.L.C., a Florida limited liability company By: Alico-Agri, Ltd., a Florida limited partnership, its Sole Member By: Alico, Inc., a Florida corporation, its General Partner By: Na • John E. Kiernan Tit Chief Executive Officer and President FIFTEENTH AMENDMENT TO CREDIT AGREEMENT

ALICO FRUIT COMPANY, LLC, a Florida limited liability company By: Alico, Inc., a Florida corporation, its Managing Member By: Nam John E. Kiernan Title. Chief Executive Officer and President ALICO LAND DEVELOPMENT INC., a Florida corporation Nam : John E. Kiernan Title. Chief Executive Officer and President ALICO CITRUS NURSERY, LLC, a Florida limited liability company By: Alico, Inc., a Florida corporation, its Managing Member By: John E. Kiernan Titl Chief Executive Officer and President FIELEENTH AMENDMENT TO CREDIT AGREEMENT

GUARANTORS: 734 CITRUS HOLDINGS, LLC By: Alico, Inc., as its sole Member By: Nam . John E. Kiernan Title. Chief Executive Officer and President 734 HARVEST, LLC By: Name John E. Kiernan Title: Chief Executive Officer and President 734 CO-OP GROVES, LLC By: John E. Kiernan Titl : Chief Executive Officer and President 734 LMC GROVES, LLC By: Nam John E. Kiernan Title: Chief Executive Officer and President 734 BLP GROVES, LLC By: Name John E. Kiernan Title: Chief Executive Officer and President FIFTEENTH AMENDMENT TO CREDIT AGREEMENT

ALICO CHEMICAL SALES, LLC By: Name: Ohn E. Kiernan Title: Chief Executive Officer and President ALICO SKINK MITIGATION, LLC By: Alico, Inc., its Manager By: Name: Ohn E. Kiernan Title: Chief Executive Officer and President FIFTEENTH AMENDMENT TO CREDIT AGREEMENT

LENDER: RABO AGRIFINANCE LLC, a Delaware limited liability company By: Name: FIFTEENTH AMENDMENT TO CREDIT AGREEMENT